Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

May 3, 2021

Kaleyra, Inc.

Via Marco D’Aviano, 2

Milano MI, Italy 20131

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kaleyra Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) and the related prospectus relating to the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company (1) pursuant to subscription agreements (the “PIPE Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “PIPE Investors”), pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Merger (as hereinafter defined), an aggregate of 8,400,000 shares of Common Stock (the “PIPE Shares”) to the PIPE Investors at $12.50 per share and (2) upon conversion into shares of Common Stock of the convertible notes issued to investors (the “Convertible Note Investors”) pursuant to the terms of those certain subscription agreements (the “Convertible Note Subscription Agreements”) entered into on February 18, 2021, between the Company and certain institutional investors, pursuant to which the Company agreed to issue and sell, and such Convertible Note Investors have agreed to purchase, $200,000,000 aggregate principal amount of 6.125% unsecured convertible notes (the “Convertible Notes”) in private placements to close immediately prior to the closing of the Merger. The issuance of the Convertible Notes, together with the issuance of the PIPE Shares, constitutes the “Financing.” The Financing is being undertaken in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 18, 2021 by and among the Company, Volcano Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Vivial Inc., a Delaware corporation (“Vivial”) and GSO Special Situations Master Fund LP, an exempted limited partnership formed under the laws of the Cayman Islands solely in its capacity as Stockholder Representative, pursuant to which Vivial would merge (the “Merger”) with Merger sub. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Common Stock pursuant to the Financing.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Merger Agreement;

(c)	the form of PIPE Subscription Agreement;

(d)	the form of Convertible Note Subscription Agreement;

(e)	The form of Indenture attached as Exhibit A to the Convertible Note Subscription Agreement;

(f)	the Second Amended and Restated Certificate of Incorporation of the Company;

(g)	the Amended and Restated Bylaws of the Company;

(h)	a copy of the Resolutions of the Board of Directors of the Company adopted on February 18, 2021; and

(i)	the specimen common stock certificate of the Company.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the PIPE Subscription Agreements and the Convertible Note Subscription Agreements, as the case may be, will be, upon issuance, duly authorized and, when the Common Stock has been issued upon the terms and conditions set forth in the Registration Statement and the PIPE Subscription Agreements or Convertible Note Subscription Agreements, as the case may be, such Common Stock will be validly issued, fully paid and nonassessable.

Our opinion is limited to the federal laws of the United States and the applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)